Exhibit 23-a




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement (Form S-8) of SBC Communications Inc. pertaining to the registration of shares of its common stock of our report dated February 8, 2002, with respect to the consolidated financial statements of SBC Communications Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedules, and our report on those schedules dated February 25, 2002, included therein, filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG LLP


September 3, 2002
San Antonio, Texas